UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2004, the Company entered into a Placement Agency Agreement with ThinkEquity Partners LLC in connection with a registered direct offering of 10,000,000 shares of its Common Stock at an offering price of $6.40 per share. The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (333-114835), as amended, which became effective on June 8, 2004.

The Placement Agency Agreement is being filed as Exhibit 1.01 to this Current Report on Form 8-K and incorporated herein and by reference into the shelf registration statement.

This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01	Other Events.

On December 10, 2004, the Company issued a press release announcing the execution of the Placement Agency Agreement and a registered direct offering of its shares of common stock. The press release is being filed as Exhibit 99.01 to this Current Report on Form 8-K and incorporated herein and by reference into the shelf registration statement.

Item 9.01:	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Title or Description

1.01	Placement Agency Agreement, dated December 10, 2004, by and among the Company and ThinkEquity Partners LLC

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.

99.02	Press Release dated December 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004	OPSWARE INC.

	By:	/s/ Sharlene P. Abrams
Sharlene P. Abrams Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

1.01	Placement Agency Agreement, dated December 10, 2004, by and among the Company and ThinkEquity Partners LLC

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.

99.02	Press Release dated December 10, 2004.